As filed with the Securities and Exchange Commission on June 2, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ARC Document Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1700361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12657 Alcosta Blvd., Suite 200 San Ramon, CA 94583	94583
(Address of principal executive offices)	(Zip Code)
ARC Document Solutions, Inc. 2021 Incentive Plan
(Full title of the plan)
Tracey Luttrell
Corporate Counsel & Corporate Secretary
ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, CA 94583
(Name and Address of Agent For Service)

(925) 949-5100
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement (the “Registration Statement”) on Form S-8 is being filed by ARC Document Solutions Inc. (the “Registrant”) for the purpose of registering 5,000,000 additional shares of its common stock, $0.001 par value per share, issuable under the ARC Document Solutions, Inc. 2021 Incentive Plan, as amended (the “2021 Incentive Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-255852) on May 7, 2021 with respect to the 2021 Incentive Plan (the “Prior Registration Statement”). This Registration Statement relates to the securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statement relating to the 2021 Incentive Plan is incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are incorporated herein by reference:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant’s Form 10-K filed on March 13, 2013 and incorporated herein by reference)

4.2	Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to Registrant’s Form 8-K filed on October 6, 2009 and incorporated herein by reference)

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to Registrant’s Form S-1 filed on October 15, 2004 and incorporated herein by reference)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Armanino LLP

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	ARC Document Solutions, Inc. 2021 Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed on March 31, 2023)

107*	Filing Fee Table

*	Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of San Ramon, California on this 2nd day of June, 2023.
ARC Document Solutions, Inc.

By:/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chairman and Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of ARC Document Solutions, Inc., hereby severally constitute and appoint Kumarakulasingam Suriyakumar, Tracey Luttrell and Jorge Avalos, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ARC Document Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kumarakulasingam Suriyakumar Kumarakulasingam Suriyakumar	Chairman and Chief Executive Officer and Director (Principal executive officer)	June 2, 2023
/s/ Jorge Avalos Jorge Avalos	Chief Financial Officer (Principal financial and accounting officer)	June 2, 2023
/s/ Tracey Luttrell Tracey Luttrell	Director, Corporate Counsel and Corporate Secretary	June 2, 2023
/s/ Bradford L. Brooks Bradford L. Brooks	Director	June 2, 2023
/s/ Cheryl Cook Cheryl Cook	Director	June 2, 2023
/s/ Mark W. Mealy Mark W. Mealy	Director	June 2, 2023